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                       INDEPENDENT ACCOUNTANTS' CONSENT
                       --------------------------------

        The Board of Directors
        First Sentinel Bancorp, Inc.

        We consent to incorporation by reference in the Registration Statement on Form S-8, relating to The Incentive Savings Plan for The Employees of First Savings Bank, SLA, of our report dated January 25, 1999, relating to the consolidated statements of financial condition of First Sentinel Bancorp, Inc. and the related statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998, which report is incorporated by reference in the December 31, 1998 Annual Report on Form 10-K of First Sentinel Bancorp, Inc.

        We also consent to incorporation by reference in the above referenced Registration Statement, of our report dated May 21, 1999, relating to the statements of assets available for plan benefits of the Incentive Savings Plan for Employees of First Savings Bank, SLA, as of December 31, 1998 and 1997 and the related statements of changes in assets available for plan benefits for the years then ended, which report appears in the December 31, 1998 Annual Report on Form 11-K of the Incentive Savings Plan for the Employees of First Savings Bank, SLA.


                                 /s/ KPMG LLP

        Short Hills, New Jersey
        August 12, 1999